
   Schedule of Year-To-Date Principal and Interest Distributions
                           to
                  Certificateholders

                                                                                    Ending
Class                    Interest          Principal            Losses           Balance
A-1                   2,305,705.07       20,589,485.46         0.00            41,410,514.54
A-2                   1,124,350.00                0.00         0.00            22,600,000.00
A-3                   1,118,150.00                0.00         0.00            21,400,000.00
A-4                   1,040,250.00                0.00         0.00            19,000,000.00

